                                                                      EXHIBIT 12

                             WASTE MANAGEMENT, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (In Millions, Except Ratios)
                                  (Unaudited)

                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                              -------------
                                                              2001     2000
                                                              ----     ----
Income before income taxes, extraordinary item, cumulative
  effect of change in accounting principle and minority
  interests.................................................  $518     $183
                                                              ----     ----
Fixed charges deducted from income:
  Interest expense..........................................   425      589
  Implicit interest in rents................................    47       49
                                                              ----     ----
                                                               472      638
                                                              ----     ----
     Earnings available for fixed charges...................  $990     $821
                                                              ====     ====
Interest expense............................................  $425     $589
Capitalized interest........................................    13       15
Implicit interest in rents..................................    47       49
                                                              ----     ----
     Total fixed charges....................................  $485     $653
                                                              ====     ====
     Ratio of earnings to fixed charges.....................   2.0      1.3
                                                              ====     ====
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